                                      AGREEMENT
                                       between
                                    RJ ASSOCIATES
                                         and
                                LULL INDUSTRIES, INC.

                                       RECITALS

     1. RJ Associates ("RJA") is in the business of leasing employees to various organizations to perform certain tasks essential to the organization's business and, thereby, of assisting the organization to contain personnel-related costs.

     2. Lull Industries, Inc. ("Client") is a business seeking to reorganize the use of labor and to enhance the level, while reducing the burden, of compliance with regulations affecting employees and the workplace.

     3. Client desires to increase efficiency and productivity by increasing the use of self-insurance and return-to-work programs.

     4. Client desires to utilize personnel and personnel management systems provided by RJA.

     5. RJA desires to supply Client with RJA's employees and to provide Client with information and assistance designed to promote Client's objectives as recited herein.

     NOW, Therefore, RJA and Client agree as follows in recognition of their mutual interests and in consideration for their mutual undertakings:

                                      AGREEMENT
                  1. SERVICES: RJA will employ and manage a number of qualified employees ("Employees"), who will perform tasks for the benefit of Client ("Services").

     2. PAYMENT OF WAGES AND BENEFITS. RJA shall be responsible for paying the Employees all wages, compensation, fringe benefits, unemployment compensation expenses, worker's compensation, bonds, and other expenses that are normally associated with or incidental to the employment of personnel and for which the Employees are eligible below.

     3. DETERMINATION OF WAGES AND BENEFITS. RJA shall determine the wage scales for Employees after consultation with Client. RJA shall select from a limited list of non-wage benefits for Employees in order to approximate, as nearly as possible from the

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limited list, the non-wage benefits that Employees received prior to the effective date of this Agreement. Wage scales for the Employees shall be as negotiated by the parties to this Agreement. RJA shall determine the non-wage employment benefits, if any, to be offered to the Employees.

     4. MANAGEMENT FEE. Client shall pay RJA a management fee and other amounts as formulated on Exhibit A ("Proposal"), which is an integral part of this Agreement.

     5. PAYMENT OF PAYROLL EXPENSES. Client shall transfer funds on a periodic and timely basis to the Advance Deposit Account in an amount equal to RJA's gross payroll costs, corresponding insurance costs, benefits associated with the Employees provided to Client, and the management fees and other amounts due RJA pursuant to the terms of this Agreement. Funding of this Advance Deposit Account shall be either (a) by wire transfer to RJA designated bank account, or (b) by certified funds or cashier's check issued to the order of R.J. Associates. Client shall transfer these funds every pay period on an agreed-upon date, as specified in Exhibit A. In the event Client fails to fund the Advance Deposit Account on or before the agreed upon date, RJA may terminate this Agreement effective immediately upon written notice to Client. Funds paid pursuant to this paragraph are the property of RJA upon collection and are not intended to be held in trust.

     6. NUMBER AND QUALIFICATIONS OF EMPLOYEES. Client shall determine the number and qualifications of the Employees, and it may do so from time to time by providing written notice to RJA's Operations Manager. RJA shall conduct all Employee hiring. If Client substantially changes its specification for the number or qualifications of the Employees, to be determined solely at RJA's discretion, then RJA may elect to continue or to terminate this Agreement. Such election shall be made within thirty days of Client's notification to RJA of the change(s). Unless RJA otherwise notifies Client, this Agreement shall continue until terminated as otherwise provided herein.

     7. EVALUATION OF PERFORMANCE. Client shall assign its own employee(s) to evaluate the services performed by Employees provided pursuant to this Agreement. Client shall advise RJA of personnel-related matters that, in Client's opinion, warrant attention or correction. All notifications from Client to RJA of such personnel-related matters shall be in writing on a specific Response Form, to be provided by RJA, and directed to RJA's management. Client shall have no authority to discipline, discharge, or assign Employees without consultation and involvement of RJA.

     8. MEASUREMENT OF PERFORMANCE. Client will provide RJA with written criteria by which to measure the quality of the Employees' performance.

     9. EMPLOYEES MANAGED BY RJA. The parties agree that RJA shall be responsible for directly managing Employees. Client shall participate in such management

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by advising RJA of the need, if any, to modify the consulting or Services provided under this Agreement. Client shall not directly manage the Employees.

In particular, RJA undertakes the following duties, and Client agrees to take whatever actions are reasonably necessary in order to allow RJA to perform the following duties:

         A. Reserves a right of direction and control over its employees assigned to Client's location;

         B. Assumes responsibility for the payment of wages and other benefits as agreed herein to its employees without regard to payments by Client to RJA;

         C. Assumes full responsibility for the payment of payroll taxes and collection of taxes from payroll on its employees;

         D. Reserves authority to hire, fire, discipline, reward, promote and reassign its employees; and

         E. Provide written notice of the relationship between RJA and Client to each Employee.

      10. HEALTH, SAFETY AND WORKPLACE HAZARDS.

         (A) RJA reserves a right of direction and control over management of safety, risk, and hazard control at the worksite(s) affecting its employees, including:

              (i) Performing safety inspections of Client equipment and premises;

              (ii) Promulgating and administering employment and safety policies; and

              (iii) Managing worker's compensation claims, claims filing, and related procedures.

         (B) Client is responsible for submitting to RJA all reports of accidents and injuries within twenty-four hours of occurrence and for implementing all changes that RJA might recommend to minimize workplace hazards (including not only physical hazards but also other matters of regulatory compliance, such as workplace harassment) and to reduce health- and safety-related risks and costs (including without limitation return-to-work programs and modified duty positions).

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

         (C) Client shall add CBM Industries, Inc., d/b/a/ RJA, as an additional named insured on all applicable policies of general liability and automobile insurance.

     11. RELATIONSHIP OF PARTIES. The relationship of RJA and Client under this Agreement shall be that of independent contractors acting as joint employers. Each party shall be responsible for the services or other obligations set forth in this Agreement. Under no circumstances shall the relationship of the parties be deemed to be that of partners or joint venturers (except in their capacity as joint employers), employer/employee, or principal and agent, and neither party shall hold itself out or make any representation to any third party to the contrary. Neither party shall have the power or authority to bind the other party to any obligation or liability of any kind (except in their capacity as a joint employers).

     12. NONDISCRIMINATION. RJA and Client shall comply fully, and assist the other in complying, with all applicable provisions of federal, state, and local laws prohibiting discrimination on the basis of a protected class.

     13. PAST PRACTICES. RJA shall consult with Client about Client's personnel policies and procedures and about hiring those individuals who had previously been employed by Client alone. RJA, however, shall be under no obligation to hire any of Client's employees, or to continue any of Client's policies or practices with regard to terms or conditions of employment. Any actual continuation by RJA of an employee relations policy or practice of Client shall not constitute a waiver of the rights otherwise set forth in this paragraph.

     14. CLIENT INFORMATION WARRANTY. Client warrants and represents that any information provided RJA in connection with this Agreement, whether written or oral, and any information otherwise furnished by Client to RJA with respect to any matter within the scope of this Agreement is substantially accurate and that RJA may rely upon the accuracy thereof without independent investigation. Client will defend, indemnify and hold harmless RJA against any claims or litigation, including any damages, liability, costs and attorneys fees with respect thereto, resulting from RJA's use of any information or materials furnished by Client to RJA and Client will be responsible to RJA for any damages suffered by RJA as a result of any material misstatements or misrepresentations by Client in the aforementioned information.

     15. DISCLAIMER OF CLIENT'S UNDISCLOSED OBLIGATIONS. Client represents that it has informed RJA of all known actual or contingent liabilities, whether arising from judicial or administrative settlements or orders, or from private agreements, or from other sources, or from conduct of any person, that pertains in any way to Client's employee relations.

     16. WAIVER AND RELEASE. ("RJA" includes all parent, subsidiary, or affiliated organizations and all controlling persons, officers, and directors.)

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

         A. It is the general intent and agreement of the parties that RJA should assume the risks associated with RJA's duties and with its employees' execution of their duties and that Client should assume the risks associated with Client's duties and with its employees' execution of their duties.

         B. RJA agrees to hold Client harmless, and to defend and indemnify Client, in connection with any claims of any kind that arise from an action or omission by RJA in the course of executing RJA's obligations under this Agreement.

         C. Client agrees to hold RJA harmless and to defend and indemnify RJA in connection with any claims of any kind that arise from an action or omission of Client's agents, representatives, employees, contractors, subcontractors, agents, guests, customers, invitees, trespassers, predecessors in interest, successors in interest, affiliated companies, shareholders, directors, and employee pension benefit plans, whether such claims seek compensation, damages, performance, fines, or any other right or remedy whatsoever, whether judicial, administrative, or other. Among other types of claims, this paragraph refers to hazards, or circumstances reasonably likely to create a hazard, of which Client is aware; and hazards of which RJA has put Client on notice, but Client has failed to remedy.

     17. LIMITATION OF RJA'S LIABILITY. ("RJA" includes all parent, subsidiary, or affiliated organizations and all controlling persons, officers, and directors.) RJA shall have no liability for the following claims or types of damages:

         A. Any implied warranty, whether statutory or otherwise, as to the quality of work performed by any RJA employee for Client under this Agreement;

         B. Any speculative or consequential damages of any nature whatsoever, including damages to property and injuries to individuals arising because of or resulting from the nonperformance or breach of the duties of RJA, its employees or its authorized representatives under this Agreement;

         C. Alleged breach of Section 10(A)(i-iii) of this Agreement (pertaining to safety and risk control) if Client is aware of the material hazard, or of circumstances reasonably likely to create the hazard;

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

         D. Client's noncompliance with, or liability under, provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code ("I.R.C."), including without limitation (a) the requirements for any employee benefit plan to be "qualified" under the I.R.C. or (b) withdrawal liability under ERISA. RJA expressly disclaims any fiduciary responsibilities in connection with such plans.

     18. CONFIDENTIALITY. RJA shall take reasonable measures intended to ensure the confidentiality of any information it obtains, in the course of executing its responsibilities under this Agreement, that pertains to Client's accounts, business practices, and employee data. This paragraph is not intended to impose on RJA a general responsibility for reviewing or safeguarding the integrity of Client's data or business.

     19. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, representatives, successors and assigns.

     20.  TERMINATION.

         A. Either party to this Agreement may terminate it at will, for any cause or for no cause, upon fourteen days' notice to the other party.

         B. RJA may terminate this Agreement immediately, notwithstanding the previous paragraph, if Client or its agents fail to transfer, in a timely manner, such amounts to RJA as are required by other provision or exhibits of this Agreement, or if Client or its agents engage in any misrepresentation, whether by action or omission, materially pertaining to the terms, conditions, or performance of this Agreement. Such misrepresentation includes without limitation payroll records and worker's compensation rates.

         C. If the Client terminates this Agreement for any reason other than Client's cessation of the operations in which the Employees are engaged, then Client shall offer, to each Employee affected by the cancellation, a position having equivalent compensation and requiring equivalent degrees of skill, effort, and responsibility as the position held most recently under the employment of RJA.

     21. CREDIT APPROVAL. This contract is subject to RJA's approval of client's credit. In the event that RJA does not approve client's credit, and if services have commenced, client shall be liable to RJA for the value of any services rendered or good supplied, and such value shall be computed on the basis of the terms of this conditional

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

contract. The preceding sentence is not intended to preclude other types of liability that may be incurred.

     22. RESOLUTION OF DISPUTES. The parties agree that all disputes concerning the interpretation or application of this Agreement shall be decided in arbitration before the American Arbitration Association. Any awards by the arbitrator or panel of arbitrators shall be final, subject to the Uniform Arbitration Act as enacted in Minnesota. The parties further agree that any dispute concerning the interpretation or application of this Agreement must be presented to the other party within six months of the time that the dispute arose, or it is waived and all related and otherwise actionable claims are released.

     23. COMPLETE AGREEMENT. This writing constitutes the full and complete agreement of the parties, superseding all other agreements, representations, or inducements.

          Signed at Eagan, Minnesota.

JANUARY 19, 1995                                 LULL INDUSTRIES, INC.
---------------------                            --------------------------
Date                                             Client


                                                 /S/ WILBUR F. SHARPE, JR.
                                                 --------------------------
                                                 By:  Wilbur F. Sharpe, Jr.
                                                 Title:  CFO


1/19/95                                          RJ ASSOCIATES
---------------------
Date

                                                 /S/ KELLY S. BRENNA
                                                 --------------------------
                                                 By:  Kelly S. Brenna
                                                 Title:  General Manager
                                                 CBM Industries, Inc.













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